Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-186256 on Form S-11 of our report dated March 21, 2013, relating to the financial statements of JAVELIN Mortgage Investment Corp. appearing in the Annual Report on Form 10-K of JAVELIN Mortgage Investment Corp. for the year ended December 31, 2012, and to the reference to us under the heading “Experts” in the Prospectus, which is part of the Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Certified Public Accountants

Miami, Florida

April 1, 2013